Exhibit 4.28

SPECIMEN WARRANT CERTIFICATE

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO

5:00 P.M. MINNEAPOLIS, MINNESOTA TIME,                       , 2013, UNLESS SUBJECT TO PRIOR REDEMPTION

No.	PROUROCARE MEDICAL INC.	WARRANT(S)
Incorporated Under the Laws of the State of Nevada

	WARRANT CERTIFICATE	CUSIP 74373C 115

This Warrant Certificate certifies that                                                 , or registered assigns, is the registered holder of a warrant or warrants (a “Warrant”) to purchase one fully paid and non-assessable shares of common stock, $0.00001 par value (the “Common Stock”), of ProUroCare Medical Inc., a Nevada corporation (the “Company”).  Each Warrant entitles the holder to receive from the Company that number of fully paid and nonassessable shares of Common Stock (each, a “Warrant Share”) as is set forth above upon exercise and surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent.  The Warrants are subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof.  Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each Warrant is initially exercisable for one share of Common Stock. The number of Warrant Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.  The initial Warrant Price per share of Common Stock for any Warrant is equal to $[        ] per share. The Warrant Price is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.  Warrants may be exercised only during the Exercise Period subject to the conditions set forth in the Warrant Agreement and to the extent not exercised by the end of such Exercise Period such Warrants shall become void.  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

PROUROCARE MEDICAL INC.

By:
Name:
Title: Chief Executive Officer

By:
Name:
Title: Secretary

Countersigned:

Dated:                     , 20
INTERWEST TRANSFER COMPANY, INC., as
Warrant Agent

By
Authorized Signatory

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock, par value $0.00001 per share, of the Company (the “Common Stock”), and are issued or to be issued pursuant to a Warrant Agreement dated as of December     , 2008 (the “Warrant Agreement”), duly executed and delivered by the Company to Interwest Transfer Company Inc. as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.  A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.  Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement.  The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price as specified in the Warrant Agreement at the principal corporate trust office of the Warrant Agent.  In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Warrant Shares to be issued upon exercise (other than Warrant Shares to be issued upon exercise of any Private Warrant) is effective under the Act and (ii) a prospectus thereunder relating to the Warrant Shares (other than Warrant Shares to be issued upon exercise of any Private Warrant) is current.  In no event shall the Warrants be settled on a net cash basis during the Exercise Period nor shall the Company be required to issue unregistered shares upon the exercise of any Warrant that is not a Private Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares set forth on the face hereof may, subject to certain conditions, be adjusted.  No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company shall round up to the nearest whole number the number of Warrant Shares to be issued as provided in the Warrant Agreement.

The Company reserves the right to call the Warrant, at any time prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving 30 days’ notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Shares has been equal to or greater than $[        ] per share for 10 consecutive trading days.  The call price of the Warrants is to be $0.01 per Warrant.  Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $0.01 call price.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.  The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise Of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                      shares of Common Stock and herewith tenders payment for such shares to the order of ProUroCare Medical Inc. in the amount of $             in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of                                 , whose address is                                                                and that such shares be delivered to                                  whose address is                                                                    . If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                             , whose address is                                                   , and that such Warrant Certificate be delivered to                                   , whose address is                                     .

Signature:
Date: , 20
Signature
Guaranteed: